Exhibit 99.1

Adaptimmune Announces Initiation of Myxoid/Round Cell Liposarcoma Study

PHILADELPHIA, Pa. and OXFORD, UK., December 5, 2016 — Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in T-cell therapy to treat cancer, today announced that it has initiated a study of its NY-ESO SPEAR™ T-cells in myxoid/round cell liposarcoma (MRCLS). Patient screening is underway, and the results from this study in up to 15 patients will inform a potential future registration trial. The initiation of screening in this study meets a milestone set forth in the Company’s strategic collaboration agreement with GlaxoSmithKline plc (LSE/NYSE: GSK).

This is an open-label pilot study in patients to assess preliminary safety and efficacy in this new indication. Initially, 10 patients will be enrolled. If further characterization of the treatment is required, up to 5 additional patients may be enrolled. Eligible patients will be HLA-A*02:01, HLA-A*02:05 and/or HLA-A*02:06 with advanced (metastatic or inoperable) high grade MRCLS whose tumor shows positive NY-ESO-1 expression defined as >30 percent of cells that are 2+ or 3+ by immunohistochemistry. Patients will receive preconditioning with fludarabine and cyclophosphamide at the same dose that is being used in Cohort 4 of the Company’s ongoing synovial sarcoma study.

About MRCLS

Soft tissue sarcomas can develop from tissues like fat, muscle, nerves, fibrous tissues, blood vessels, or deep skin tissues. There are approximately 50 types of soft tissue sarcomas, including MRCLS. Myxoid/round cell liposarcoma is associated with specific chromosomal translocations and represents about 30 to 35 percent of liposarcomas and 5 to 10 percent of all adult soft tissue sarcomas. Myxoid/round cell liposarcoma commonly presents at an age ranging from 35 to 55 years.

About Adaptimmune

Adaptimmune is a clinical stage biopharmaceutical company focused on novel cancer immunotherapy products based on its SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform. Established in 2008, the Company aims to utilize the body’s own machinery - the T-cell - to target and destroy cancer cells by using engineered, increased affinity TCRs as a means of strengthening natural patient T-cell responses. Adaptimmune’s lead program is a SPEAR T-cell therapy targeting the NY-ESO cancer antigen. Its NY-ESO SPEAR T-cell therapy has demonstrated signs of efficacy and tolerability in Phase 1/2 trials in solid tumors and in hematologic cancer types, including synovial sarcoma and multiple myeloma. Adaptimmune has a strategic collaboration and licensing agreement with GlaxoSmithKline for the development and commercialization of the NY-ESO TCR program. In addition, Adaptimmune has a number of proprietary programs. These include SPEAR T-cell therapies targeting the MAGE-A10 and AFP cancer antigens, which both have open INDs, and a further SPEAR T-cell therapy targeting the MAGE-A4 cancer antigen that is in pre-clinical phase with IND acceptance targeted for 2017. The Company has identified over 25 intracellular target peptides preferentially expressed in cancer cells and is currently progressing 12 through unpartnered research programs. Adaptimmune has over 250 employees and is located in Oxfordshire, U.K. and Philadelphia, USA. For more information: http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 10, 2016, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts

Investor Relations

Will Roberts

T:  (215) 825-9306

E: will.roberts@adaptimmune.com

Juli P. Miller, Ph.D.

T: (215) 825-9310

E: juli.miller@adaptimmune.com

Media Relations

Margaret Henry

T: +44 (0)1235 430036

Mobile: +44 (0)7710 304249

E: margaret.henry@adaptimmune.com